UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – July 1, 2010
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22810	03-0311630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044
(Address of principal executive offices) (Zip Code)

(267) 317-4009
(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Louis D. Paolino, Jr., the former Chairman and CEO of Mace Security International, Inc.(“Mace” or the “Company”) filed an action in Delaware Superior Court, New Castle County, against three members of the Board of Directors of the Company, John C. Mallon, Dennis Raefield and Gerald LaFlamme. The action alleges that the three defendants engaged in fraudulent and conspiratorial conduct in wrongfully terminating Mr. Paolino in 2008, and seeks damages of $3,815,000 allegedly due under Mr. Paolino’s employment agreement.  On July 1, 2010, counsel for the three directors agreed to accept service of the complaint, which was filed on June 16, 2010.  The three individual directors intend to vigorously defend this action.

As previously reported on Forms 8-K filed on June 7, 2010 and June 9, 2010, respectively, the Company filed a motion in the U.S. District Court, Eastern District of Pennsylvania on June 3, 2010 to vacate an arbitration award entered against the Company, which awarded Mr. Paolino $4,148,912 plus attorneys’ fees and reinstated 1,769,682 stock options held by Mr. Paolino through July 15, 2010, and Mr. Paolino filed a motion in the Court of Common Pleas of Philadelphia Country, Pennsylvania to confirm the arbitration award.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	July 8, 2010	Mace Security International, Inc.

		By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and
Treasurer